Exhibit 99.1

Contact:	Claire M. Gulmi Executive Vice President and Chief Financial Officer (615) 665-1283

AMSURG DECLARES PREFERRED STOCK DIVIDEND

NASHVILLE, Tenn. – (August 29, 2014) – AmSurg Corp. (NASDAQ: AMSG) today announced that its Board of Directors has declared its first dividend of $1.2979 per share in cash for the Company’s 5.250% Mandatory Convertible Preferred Stock, Series A-1. The dividend is payable on October 1, 2014 to shareholders of record as of September 15, 2014. Subsequent quarterly dividends, to the extent lawful and declared by the Company’s Board of Directors, will be $1.3125 per share of Mandatory Convertible Preferred Stock, Series A-1.

AmSurg Corp. acquires, develops and operates ambulatory surgery centers in partnership with physician practice groups throughout the U.S. and provides outsourced physician services in multiple specialties to hospitals, ASCs and other healthcare facilities, primarily in the areas of anesthesiology, children’s services, emergency medicine and radiology. AmSurg owns and operates 243 ASCs in 34 states and provides physician services in 25 states, employing more than 2,600 physicians and other healthcare professionals.

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